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                      [Letterhead of Arthur Andersen LLP]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated December 5, 1996 on the financial statements of Blue Bird Corporation and subsidiaries as of November 2, 1996 and October 28, 1995 and for the three years in the period ended November 2, 1996 and to all references to our firm included in this Registration Statement.

                                          Arthur Andersen LLP

Atlanta, Georgia
January 6, 1997